Exhibit 99.1

PHOTOMEDEX SURGICAL SERVICES
CARVE-OUT FINANCIAL STATEMENTS

JUNE 30, 2008 (Unaudited) and DECEMBER 31, 2007

Page (s)
Report of Independent Registered Public Accounting Firm	F-2

Carve-Out Balance Sheets, June 30, 2008 (unaudited) and December 31, 2007	F-3

Carve-Out Statements of Operations for the six months ended June 30, 2008 (unaudited) and year ended December 31, 2007	F-4

Carve-Out Statements of Changes in Divisional Equity for the six months Ended June 30, 2008 (unaudited) and the year ended December 31, 2007	F-5

Carve-Out Statements of Cash Flows for the six months ended June 30, 2008 (unaudited) and year ended December 31, 2007	F-6

Notes to the Carve-Out Financial Statements	F-7-F-17

AMPER, POLITZINER& MATTIA, LLP

Report of Independent Registered Public Accounting Firm

To the Board of Directors of PhotoMedex, Inc.

We have audited the accompanying carve-out balance sheets of PhotoMedex Surgical Services (the -Business" or the "Division") as of December 31, 2007 and the related carve-out statement of operations, cash flows and changes in divisional equity for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these carve-out financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the carve-out financial position of PhotoMedex Surgical Services as of December 31, 2007 and the results of its carve-out operations, cash flows and changes in divisional equity for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Amper, Politziner&Mattia, LLP

October 6, 2008
Edison, New Jersey

PHOTOMEDEX SURGICAL SERVICES

Carve-Out Balance Sheets

	June 30, 2008	December 31, 2007
	(Unaudited)
Current assets:
Accounts receivable, net of allowance for doubtful accounts of S33.400 and 522.070, respectively	$788,611	$961,440
Inventories	797,039	949,362
Total current assets	1.585,650	1,910,802
Property and equipment, net	1,857,343	2,119,347
Deferred tax asset	28,187	15,600
Other assets	8,366	9,879
Total assets	$3,479,546	$4,055,628
Liabilities and Divisional Equity
Current liabilities:
Current maturities of obligations under capital leases	$39,877	$74,733
Accounts payable	540,489	614,861
Accrued compensation and related expenses	208,489	94,614
Accrued taxes	40,432	34,154
Total current liabilities	829,287	818,362
Obligations under capital leases, net of current maturities	160,578	179,444
Total liabilities	989,865	997,806
Commitments and contingencies
Divisional equity	2,489.681	3,057,822
Total liabilities and divisional equity	$3,479,546	$4,055,628

The accompanying notes are an integral part of these carve-out financial statements.

PHOTOMEDEX SURGICAL SERVICES
Carve-Out Statements of Operations

	For the Six Months Ended June 30, 2008	For the Year Ended December 31. 2007
	(Unaudited)
Service revenues	$3.661,749	$7,667,174
Cost of revenues	3,014.311	6,594,524
Gross profit	647,438	1,072,650
Operating expenses:
Selling, general and administrative	558,760	921,027
Income from operations before interest expense	88,678	151,623
Interest expense	11,602	83,522
Income before income taxes	77,076	68,101
Provision for income taxes	5,728
Net income	$71,348	$68,101

The accompanying notes are an integral part of these carve-out financial statements.

PHOTOMEDEX SURGICAL SERVICES
Carve-Out Statements of Changes in Divisional Equity

Balance, January 1, 2007	$3,205,163
Transfers to parent	(247,154)
Stock-based compensation expense related to employee options	31,712
Net income	68.101
Balance, December 31, 2007	3,057,822
Transfers to parent (unaudited)	(655,596)
Stock-based compensation expense related to employee options (unaudited)	16,107
Net income (unaudited)	71.348
Balance, June 30, 2008 (unaudited)	$2,489.681

The accompanying notes are an integral part of these carve-out financial statements.

PI-IOTOMEDEX SURGICAL SERVICES
Carve-Out Statements of Cash Flows

	For the Six Months Ended June 30,2008	For the Year Ended December 31, 2007
Cash Flows From Operating Activities	(Unaudited)
Net income	$71,348	$68,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	369,663	987,164
Deferred tax asset	(12,587)	(15,600)
Provision for bad debts	11,330	10,172
Loss on disposal of assets		1,922
Stock-based compensationexpenserelatedto employee options	16,107	31,712
Changes in operating assets and liabilities:
Accounts receivable	161,499	(27,916)
Inventories	152,323	(208,758)
Other assets	1,513	(844)
Accounts payable	(74,372)	(274,743)
Accrued compensation and related expenses	113,875	(219)
Accrued taxes	6,278	34,154
Net cash provided by operating activities	816,977	605,145
Cash Flows From Investing Activities:
Purchases of property and equipment	(16,000)	(1,236)
Lasers placed into service	(91,659)	(261,056)
Net cash used in investing activities	(107,659)	(262,292)
Cash Flows From Financing Activities:
Payments on capital lease obligations	(53,722)	(95,699)
Transfers to parent	(655,596)	(247,154)
Net cash used in financing activities	(709,318)	(342,853)
Net change in cash and cash equivalents (See Note 1)	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$-	$-

The accompanying notes are an integral part of these carve-out financial statements.

PHOTOMEDEX SURGICAL SERVICES
Notes to Carve-Out Financial Statements

Note 1           Background and Basis of Presentation
The accompanying carve-out financial statements of PhotoMedex Surgical Services (the "Business" or "Division") have been prepared from the historical accounting records of PhotoMedex Inc. and Subsidiaries ("PhotoMedex" or the "Company") financial statements for the year ended December 31. 2007 have been audited; the financial statements for the six months ended June 30, 2008 have been reviewed but not audited.

These carve-out financial statements for PhotoMedex Surgical Services (the "Business" or the "Division") are presented on a carve-out basis from the financial statements of PhotoMedex. The statements include the accounts and historical operations applicable to the Business for the year ended December 31, 2007 and the six-month period ended June 30, 2008. All material assets and liabilities specifically identified with the Business have been presented in the balance sheets; all material revenues and expenses specifically identified with the Business have been presented in the statements of operations.

PhotoMedex's net equity in the Division has been presented in lieu of shareholders' equity in the carve-out financial statements. The financial information presented in these carve-out financial statements also reflects certain allocations from PhotoMedex that are directly related to the Business and are based on historical activity levels; the financial information does not generally reflect allocations from PhotoMedex that are only indirectly related to the Business. As such, the carve-out financial statements may not necessarily reflect the financial position, results of operations or cash flows that the Business might have had in the past, or might have in the future, if the Business had existed as a separate, stand-alone business during the periods presented.

The allocations consist substantially of general and administrative expenses incurred on behalf of the Business by PhotoMedex. The Surgical Products segment of PhotoMedex also contributes to the Division certain surgical lasers, accessories and disposables which it manufactures; the contribution is at the manufactured cost of the Surgical Products segment, consisting of direct material cost, direct labor cost and overhead cost. Management of the Company believes that these allocations and contributions have been made on a reasonable basis. Financing transactions are presented in these financial statements as changes in the owner's net investment. The Business' cash was managed by the headquarters operations of PhotoMedex during the periods presented; the Business did not maintain bank accounts separate from PhotoMedex.

PHOTOMEDEX SURGICAL SERVICES
Notes to Carve-Out Financial Statements

Note 1           Background and Basis of Presentation (continued)
The Business has been a segmental reporting unit of PhotoMedex since December 27, 2002, when PhotoMedex acquired all the common stock of Surgical Innovations & Services, Inc. (which became PhotoMedex Surgical Services) in connection with the acquisition of Surgical Laser Technologies, Inc. (which became PhotoMedex Surgical Products). The Business has been a division of PhotoMedex since November 18, 2004, when Surgical Innovations & Services, Inc. was merged into PhotoMedex. Accordingly, the Business has not filed its own income tax returns since its merger into PhotoMedex.

The Business is a fee-based procedures business using mobile surgical laser equipment operated by the Business' technicians (called "clinical support specialists") at hospitals and surgery centers in the United States. The Business also has minor fee-based lithotripsy services. The Business maintains a fleet of vehicles to transport the surgical equipment to and from customer locations. Where warranted, the Business leases office space for its operations. Inventories consist primarily of accessories and disposables used in conjunction with the surgical lasers; as some of the disposables are designed for limited re-use, an amortization charge of the cost of such disposable is applied to the disposable for each use, until the disposable is spent and discarded. The Business also has relied on Surgical Products, as well as on third parties, to maintain the equipment used by the Business. The Business has a diverse group of customers and deals at arm's length with all customers; however, the Business is obliged with respect to some significant customers, to pay an administrative fee to the customer, based on the volume of procedures performed by the customer. None of the Business' customers account for more than 10% of the revenues of the Business.

Note 2          Summary of Significant Accounting Policies
The carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The Company's significant accounting policies are summarized below.

Use of Estimates
The preparation of the carve-out financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and be based on events different from those assumptions. Future events and their effects cannot be predicted with certainty; estimating, therefore, requires the exercise of judgment. Thus, accounting estimates change as new events occur, as more experience is acquired. or as additional information is obtained.

PHOTOMEDEX SURGICAL SERVICES
Notes to Carve-Out Financial Statements

Note 2           Summary of Significant Accounting Policies (continued)

Accounts Receivable
The majority of the Business' accounts receivables are due from hospitals. Credit is extended based on evaluation of a customer's financial condition and, generally, collateral is not required. Accounts receivable are most often due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Business determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the customer's previous loss history with the Business, the customer's current ability to pay its obligation to the Business, and the condition of the general economy and the industry as a whole. The Business writes off accounts receivable when they become uncollectible. and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Business does not accrue interest on accounts receivable past due. Receivables are paid typically by check into a lock-box or by credit card.

Inventories
Inventories consist primarily of accessories and disposables used in conjunction with the surgical lasers. Inventories are stated at the lower of cost (first-in, first-out basis) or market. Cost is determined to be purchased cost or, with respect to product contributed by Surgical Products to the Division, the manufactured cost to Surgical Products. All of the inventories are finished goods. Supplies are typically expensed when delivered to the Business.

Reserves for slow-moving and obsolete inventories are provided based on historical experience and product demand. An amortization reserve is also maintained for limited-use disposables: an amortization charge is applied against the cost of such disposables for each use, until the disposable is spent and discarded. Management evaluates the adequacy of these reserves periodically based on forecasted sales and market trend.

Physical counts of the inventories are taken on a quarterly basis.

Property, Equipment and Depreciation
Property and equipment are recorded at cost. The lasers and accessories manufactured by PhotoMedex are transferred through divisional equity at PhotoMedex's fully burdened cost. Surgical lasers-in-service are depreciated on a straight-line basis over an estimated useful life of seven years if new, and five years or less if used equipment. The straight-line depreciation basis for lasers-in-service is reflective of the pattern of use.

PHOTOMEDEX SURGICAL SERVICES
Notes to Carve-Out Financial Statements

Note 2           Summary of Significant Accounting Policies (continued)

Property, Equipment and Depreciation  (continued)
For other property and equipment, depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, primarily three to seven years for furniture and fixtures and automobiles. Expenditures for major renewals and betterments to property and equipment are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Upon retirement or disposition, the applicable property amounts are deducted from the accounts and any gain or loss is recorded in the carve-out statements of operations. Useful lives are determined based upon an estimate of either physical or economic obsolescence or hoth.

Management evaluates the realizability of property and equipment based on estimates of undiscounted future cash flows over the remaining useful life of the asset. It the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to the net realizable value. As of December 31, 2007 and June 30, 2008, no such write-down was required (see Impairment of Long-Lived Assets below).

Revenue Recognition
The Division provides per-procedure surgical services and recognizes the related revenue upon completion of the procedure.

Impairment of Long-Lived Assets
In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to he held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of June 30, 2008 and December 31, 2007, no such impairment existed.

Income Taxes
The Business accounts for income taxes in accordance with. SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse.

PHOTOMEDEX SURGICAL SERVICES
Notes to Carve-Out Financial Statements

Notc 2 Summary of Significant Accounting Policies (continued)

Income Taxes (continued)
The net operating loss carryforwards of the Business from before June 1, 2000, when Surgical Laser Technologies, Inc. acquired Surgical Innovations & Services, Inc. and from that date to December 27, 2002, when PhotoMedex acquired Surgical Laser Technologies, Inc., and from that date to November 18, 2004, when Surgical Innovations & Services, Inc. merged into PhotoMedex, and net operating losses of other members and segments of the consolidated federal group, though limited by provisions of the Internal Revenue Code, have served to minimize current income taxes imposed on the Business. On a stand-alone basis, however, the Business has net income for the year ended December 31, 2007 and that net income would not be offset by the net operating losses of the consolidated group. Accordingly, the Business has a current income tax provision and a commensurate deferred income tax benefit for 2007.

Share-Based Compensation
The Business measures and recognizes compensation expense at fair value for all stock-based payments to employees as required by SFAS No. 123R applied on the modified prospective basis. The stock in question is the common stock of PhotoMedex.

Under the modified prospective approach, SFAS No. 123R applies to new grants of options and awards of stock as well as to grants of options that were outstanding on January 1. 2006, the date of adoption, and that may subsequently be repurchased, cancelled or materially modified. Under the modified prospective approach, compensation cost recognized for the six months ended June 30, 2008 and the year ended December 31, 2007 includes compensation cost for all share-based payments granted prior to, but not yet vested on, January 1, 2006, based on fair value as of the prior grant-date and estimated in accordance with the provisions of SFAS No. 123R.

The Business uses the Black-Scholes option-pricing model to estimate fair value of grants of stock options with the following weighted average assumptions:

              Assumptions for Option
              Grants

	Six Months Ended June 30.2008	Year Ended December 31, 2007

Risk-free interest rate	3.72%	4.78%
Volatility	84.16%	86.03%
Expected dividend yield	0%	0%
Expected life	8.1 years	8.1 years
Estimated forfeiture rate	12%	12%

PHOTOMEDEX SURGICAL SERVICES
Notes to Carve-Out Financial Statements

Note 2           Summary of Significant Accounting Policies (continued)
The Business calculates expected volatility for a share-based grant based on historic daily stock price observations of PhotoMedex's common stock during the period immediately preceding the grant that is equal in length to the expected term of the grant. For estimating the expected term of share-based grants made in the six months ended June 30, 2008 and the year ended December 31, 2007, the Business has adopted the simplified method authorized in Staff Accounting Bulletin No. 107 of the Securities and Exchange Commission. SFAS No. 123R also requires that estimated forfeitures be included as a part of the estimate of expense as of the grant date. The Business has used historical data to estimate expected employee behaviors related to option exercises and forfeitures.

Compensation expense for the six months ended June 30, 2008 included $16,107 from stock options grants. Compensation expense for the year ended December 31, 2007 included $31,712 from stock options grants. Compensation expense is presented as part of the operating results in selling, general and administrative expenses.

Supplemental Cash Flow Information
During the year ended December 31, 2007, the Business financed vehicle purchases of $71,941 and laser purchases of $156,000 under capital leases.

For the six months ended June 30, 2008 and the year ended December 31, 2007, the Division paid interest of $11,602 and $240,655, respectively. Income taxes paid in the six months ended June 30, 2008 and the year December 31, 2007 were immaterial

Note 3          Property and Equipment
Set forth below is a detailed listing of property and equipment

	Junc 30, 2008	December 31, 2007
Lasers-in-service	$4,748,830	4,698,685
Autos	466,873	454,632
Furniture and fixtures	3,145	3,145
	5,218,848	5,156.462
Accumulated depreciation and amortization	(3,361,505)	(3,037,115)
Property and equipment, net	1,857.343	2,119,347

Depreciation and related amortization expense was $369,663 for the six months ended Junc 30, 2008 and $987,164 for the year cndcd December 31, 2007. At June 30, 2008 and December 31, 2007, net property and equipment included S379,591 and $471,385, respectively, of assets recorded under capitalized lease arrangements, of which $200,455 and 5254,178 was included in long-term debt at June 30, 2008 and December 31, 2007, respectively (see Note 4).

PHOTOMEDEX SURGICAL SERVICES
Notes to Carve-Out Financial Statements

Note 4           Capital Leases
In the following table is a summary of the Business' capital lease obligations.

	June 30, 2008	December 31. 2007
Capital lease obligations	S 200,455	S 254,177
Less: current portion	(39,877)	(74,733)
Total long-term debt	160,578	179,444

The obligations under capital leases are at fixed interest rates of 7.06% to 10.68% and are collateralized by the related property and equipment (see Note 3).

Future minimum payments for property under capital leases that were otherwise due (see Note 7) were as follows:

Year Ending December 31,
2008	$97,984
2009	57,032
2010	57,032
2011	57,032
2012	50,437
Total minimum lease obligation	319,517
Less: interest	(65,340)
Present value of total minimum lease obligation	$254,177

On December 31, 2007, PhotoMedex extinguished a leasing line of credit with General Electric Capital Corporation. Some of the surgical lasers used in the Business were being financed under this line of credit. None of the premium paid by PhotoMedex to extinguish this line has been allocated to the Business in these financial statements.

Note 5           Income Taxes
The Company accounts for income taxes pursuant to SFAS No. 109. "Accounting for Income Taxes". SFAS No. 109 is an asset-and-liability approach that requires the recognition of deferred tax assets and liabilities for the expected tax consequences of events that have been recognized in the Business' financial statements or tax returns.

The Company is a consolidated group and as such, recorded no provisions in 2007 or for the six months ended June 30, 2008 due to tos incurred. Any other provisions, including accrual adjustments for prior periods, were completely offset by changes in the deferred tax valuation allowance. Accordingly, no income tax provisions or benefits, current or deferred, were recognized for the Company in the year ended December 31. 2007 and the six months ended June 30, 2008. Minimum franchise taxes imposed on PhotoMedex by various States due to the Business' activities were immaterial.

PHOTOMEDEX SURGICAL SERVICES
Notes to Carve-Out Financial Statements

Note 5           Income Taxes (continued)
On a stand-alone basis, however, the Business would not benefit from the current period losses of other members of the consolidated group, nor would the Business benefit from thc net operating loss carryforwards of the consolidated group. When the Business merged into PhotoMedex in 2004, it had $509,733 of separate return loss carryforwards, of which $174,167 have been deemed usable by the Company as of December 31, 2007 and June 30, 2008. Though the net operating loss carryforwards arose from the Business, they ceased, for both Federal and State tax purposes, to be a tax attribute of the Business, but became a tax attribute of PhotoMedex, and therefore the net operating loss carryforward attributable to the Business is not usable by the Business on a stand-alone basis, nor will it transfer to the buyer of the Business. On the other hand, on a stand-alone basis, it is asswned that the Business is not a member of a controlled group of corporations, and therefore will reap the benefit of the lower rate brackets of Federal income tax: 15% on the first $50,000 of taxable income, 25% on the next $75,000 of taxable income.

The provision for income taxes consists of the following for the six months ended June 30, 2008 and the year ended December 31, 2007:

	Six Months Ended June 30,2008	Year Ended December 31, 2007
Federal:
Current	$12,920	$10,833
Deferred	(2,346)	(17,004)
State:
Current	5,395	4,767
Deferred	(973)	(7,864)
Change in valuation allowance	(9,268)	9,268
Total provision for income tax	$5,728	$-

PHOTOMEDEX SURGICAL SERVICES
Notes to Carve-Out Financial Statements

Note 5           Income Taxes (continued)
Temporary differences related to assets of the Business as of June 30, 2008 and December 31, 2007 were as follows:

	Six Months Ended June 30. 2008	Year Ended December 31, 2007
Bad debt allowances	33,400	22.070
Inventory reserves	88,316	84,839
Other difference	4,525	5,430
Temporary differencesin Business' deferred tax asset	126,241	112,339
Tax-effected temporary differences	28,188	24,868
Less: valuation allowance		(9,268)
Deferred tax asset,after valuation allowance	28,188	15,600

Temporary differences arising from depreciation were closed out in 2006, such that in 2007 there were no newly arising temporary differences from depreciation, except for a minor difference accounted for as a difference under Section 754 of the Internal Revenue Code. None of the stock-based compensation expense under SFAS 123R has resulted in temporary differences. The temporary differences are nut expected to become realized in the ensuing twelve months.

The tax rate applied to the Business is 7% for State income tax, and for Federal income tax it is 15% for the first $50,000 of taxable income, and 25% for the next $75,000.

The Business' deferred tax asset was recognized in 2007 to the extent that income in 2007 supported the realization of temporary differences, and the balance was subject to a valuation allowance, reflecting uncertainties as to realization of the remaining temporary differences, evidenced by the Business' historical results. As of June 30, 2008, the Business' deferred tax asset was fully recognized in that available taxable income was greater than the temporary differences.

PHOTOMEDEX SURGICAL SERVICES
Notes to Carve-Out Financial Statements

Note 6           Commitments and Contingencies Leases
The Division has entered into various non-cancelable operating leases for personal property and office leases at eight locations that expire at various dates through 2009. Rent expense was $45.456 and $88,237 for the six months ended June 30, 2008 and the year ended December 31, 2007, respectively. The future annual minimum payments under these non-cancelable operating leases and office leases are as follows:

Year Ending December 31,
2008	83,000
2009	27,000
Total	110,000

Fair Labor Standards Act Audit

As a result of an audit by the US Department of Labor of the Business in 2005, the Business accounts for overtime tinder the Fair Labor Standards Act of its clinical support specialists and certain first-tier managers under the Department's fluctuating work-week rules. The Business believes that it remains in compliance with those rules for the year ended December 31, 2007 and the six months ended June 30, 2008.

Litigation
The Company's insurance carrier successfully defended and, in March 2008, settled an employment related dispute with an employee of the Business.

The Company is involved in certain other legal actions and claims arising in the ordinary course of activities of the Division. The Company believes, based on discussions with legal counsel, that such litigation and claims will likely be resolved without a material effect on its consolidated financial position, results of operations or liquidity, or on the carve-out financial statements of the Division. The Company maintains insurance which it believes to be adequate to cover the customary risks incurred in the activities of the Business. None of the expense of insurance premium, incurred by PhotoMedex, is allocated to the Business.

Note 7           Subsequent. Event
PhotoMedex decided to sell this Division primarily because the growth rates and operating margins of the Division have decreased as its business has changed to rely more heavily upon procedures performed using equipment from third-party suppliers, thereby limiting the profit potential of these services. After preliminary investigations and discussions, the Board of Directors of PhotoMedex decided on June 13, 2008 to enter into. with the aid of its investment banker. substantive, confidential discussions with potential third-party buyers and began to develop plans for implementing a disposal of the assets and operations of the Business. PhotoMcdex accordingly classified this former segment as held for sale in accordance with SFAS No. 144.

PHOTOMEDEX SURGICAL SERVICES
Notes to Carve-Out Financial Statements
Note 7           Subsequent Event (continued)
On August 1, 2008, PhotoMedex entered into a definitive agreement to sell specific assets of the Business, including accounts receivable, inventory and equipment, to PRI Medical Technologies, Inc. (-PRI-) for $3,500,000. subject to certain closing adjustments. Closing was held on August 8, 2008. Due to such closing adjustments, the net proceeds to the Company currently amount to 53.148.296. Further closing adjustments are expected to be minor. PRI will continue to reimburse PhotoMedex certain outlays made by PhotoMedex as part of a transition process. PRI did not assume the payables, accrued expenses or long-term debt of the Business; in order to deliver clear title to certain assets, the Business was obliged to pay off its capital lease obligations. PRI has taken over from the Business its real property leases and its operating leases for certain personal property. The Surgical Products segment will continue to supply the Business with its manufactured product at prices consistent with its contributed costs prior to the sale.